CleanSpark, Inc. Reports Quarterly Financial Results for the Three-Months Ended December 31, 2020

Quarterly revenue increased 130% from one year ago quarter and gross margin improved to 41%

SALT LAKE CITY, UT, February 12, 2021 – CleanSpark, Inc. (Nasdaq: CLSK)(“the “Company”), an advanced software and controls technology solutions company, focused on solving modern energy challenges, today reported results for the quarter ended December 31, 2020.

The Company’s form 10-Q and accompanying unaudited interim financial statements are available at www.sec.gov and the Company website at https://ir.cleanspark.com/sec-filings/

Financial Highlights

•	CleanSpark more than doubled its comparable quarterly revenues, with quarterly revenue of $2.26 million, an increase of 130% from $0.98 million for the prior year.

•	Gross Margin increased to 41% to $0.92 million compared to 10% and $0.10 million to the prior year.

•	Loss from operations increased to $6.2 million compared to $3 million for the prior year.

•	Net loss for the three months attributable to common shareholders for the three months ended December 31, 2020 was $7.2 million or $(0.32) per basic and diluted earnings per share compared to a loss of $1.9 million or $(0.40) per basic and diluted earnings share for the same year-ago period, an improvement of $0.08 per share.

•	Adjusted EBITDA, a non-GAAP term, resulted in a non-GAAP net loss attributable to common shareholders for the three months ended December 31, 2020 of $591,975 or $(0.03) per basic and diluted earnings per share, compared to a loss of $1,765,826 or $(0.37) per basic and diluted earnings share for the same year-ago period, an improvement of $0.34 per share.

•	The Company decreased its revenue concentration risk, for the three months ended December 31, 2020 37% of its revenues were derived from a single customer as compared to 91% in the same year-ago period.

Financial Summary

Revenues

The Company recognized $2.25 million in revenues during the three-months ended December 31, 2020, as compared with $0.98 million in revenues for the three-months ended December 31, 2019.

For the year ended December 31, 2020 and 2019 our revenue was derived from three business segments:

Energy Segment – Consisting of our CleanSpark, LLC, CleanSpark Critical Power Systems, Inc. and GridFabric, LLC lines of business, this segment provides services, equipment and software to the energy industry. The income from our Energy Segment is the result of contracts to sell switchgear equipment, perform engineering and design services, and provide software for distributed energy and microgrid systems.

Digital Agency Segment – The Company’s wholly owned subsidiary p2klabs, Inc. provides design, software development and other technology-based consulting services.

Digital Currency Mining Segment – Through ATL Data Centers, the Company mines Bitcoin

Our Energy business segment contributed $1.2 million or 54% of consolidated revenue in three-months ended December 31, 2020, compared to $0.93 million or 100% of consolidated revenue in the same year-ago period.

The Company’s digital agency segment generated services revenue from our p2klabs subsidiary. This segment contributed $0.3 million or 13% of consolidated revenue in three-months ended December 31, 2020.

The Company’s Bitcoin mining segment generated revenue from our ATL Data Center subsidiary. This segment contributed $0.73 million or 32% of consolidated revenue in three-months ended December 31, 2020.

Gross Profit

Our gross profit for the three-months ended December 31, 2020 was $0.92 million or 41% of revenue, as compared with gross profits of $0.09 million or 10% of revenue for the three-months ended December 31, 2019. The increase in gross margin was largely driven by increased high-margin revenues derived from our Bitcoin mining and related revenue.

Operating Expenses

Our operating expenses for the three-months ended December 31, 2020 increased to $7.1 million from $3.1 million for the same period in 2019. The increase in operating expenses was largely driven by increased non-cash compensation, payroll expenses, general or administrative expenses, and increased depreciation and amortization.

Other income/(expense)

The Company’s total other income/(expenses) in the three-months ended December 31, 2020 totaled approximately $(1.0) million as compared to $1.1 million in 2019. The increase in other expenses was mainly due to non-cash cash items, specifically our derivative loss and unrealized loss on equity securities.

Earnings/(Loss) Per share

Net loss for the three months attributable to common shareholders for the three months ended December 31, 2020 was $7.2 million or $(0.32) per basic and diluted earnings per share compared to a loss of $1.9 million or $(0.40) per basic and diluted earnings share for the same year-ago period, an improvement of $0.08 per share.

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Non-GAAP figures

Adjusted EBITDA, a non-GAAP term, resulted in negative $0.6 million in three-months ended December 31, 2020, as compared to negative $1.7 million in three-months ended December 31, 2019.

Adjusted EBITDA, a non-GAAP term, resulted in a non-GAAP net loss attributable to common shareholders for the three months ended December 31, 2020 of $591,975 or $(0.03) per basic and diluted earnings per share, compared to a loss of $1,765,826 or $(0.37) per basic and diluted earnings share for the same year-ago period, an improvement of $0.34 per share. (See details on Non-GAAP figures below)

Working capital

Cash and cash equivalents totaled $25.6 million as of December 31, 2020, as compared to $3.1 million on September 30, 2020, an increase of $22.5 million. We had working capital of $28.7 million as of December 31, 2020 compared to $2.9 million as of September 30, 2020. An increase of $25.8 million.

Fiscal Quarter December 31, 2020 Operational Highlights

•	On October 9, 2020, the Company closed an underwritten offering and received gross proceeds of $40 million, before deducting underwriting expenses and fees.

•	We completed the acquisition of ATL Data Center in an all-stock transaction. The Company has contracted with the local municipality to bring 30MW of additional power to a property adjacent to ATL property to support additional CleanSpark Bitcoin mining operations. This will bring the total power available for mining and data centers for CleanSpark subsidiaries from 20MW to 50MW. The capacity increase is underway and is expected to be complete by mid-year 2021. In addition to the additional power to be delivered by the local utility, CleanSpark expects to subsequently add renewable energy generating assets and energy storage to the site, which will be operated by the Company's patented mPulse controls. The Company intends to use the renewable energy to further increase its total energy capacity to support additional ASIC (application specific integrated circuit) mining units and increase bitcoin mining revenues.

•	We entered into the Electric Vehicle (EV) charging station market through a new initiative focused on providing OpenADR software solutions to aid in load management for EV charging stations and balancing the impact the increased power demand has on the traditional grid.

•	We implemented new sales and marketing initiatives resulting in increased revenues, contracted backlog, and proposal pipelines.

•	We received a large switchgear order from a Houston, Texas developer in support of microgrids to be built for the nation’s largest retail chain.

•	CleanSpark’s strong presence at virtual conferences included Platinum Sponsorship at Microgrid 2020 Global, Exhibition at the Solar Power International, and speaking engagement by Amanda Kabak, CleanSpark CTO on “The Benefits of Solar plus Storage”.

•	The CleanSpark team released a suite of usability enhancements to both their mPulse and mVSO products, including self-serve reporting of monthly and ad-hoc site telemetry as well as improvements in mVSO ease of use to allow developers to completed scenarios quickly and more efficiently. Updates to our mPulse forecasting and control algorithms ensures optimal site operation aligned with pre-determined targets. CleanSpark continues to grow its software team with specialists in web and cloud development.

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Management-Commentary and Outlook

This was another record-breaking quarter for CleanSpark. As we had discussed in our prior shareholder letter, the Company expected the somewhat cyclical nature of our business to continue, specifically related to our energy business segments. In prior years we have recognized approximately 10% of our total annual revenues in the quarter ending December 31. This trend has continued to be reflected in the results of our most recent fiscal quarter. These trends are largely due to the annual holiday slowdown and winter weather as energy systems are more easily deployed in warm weather. We continue to expect to see the strongest revenues related to our energy segments in our third and fourth fiscal quarters. Our Bitcoin mining revenues contributed significant profitable revenue for the quarter, making up approximately 32% of our total quarterly revenues. This is especially meaningful considering our Bitcoin mining revenues consisted of only 21 full days of mining in December. We expect to recognize substantially more revenue from Bitcoin mining revenues in future quarters both as a result of recognizing revenues from the full period, but also due the expanded capacity expectations from approximately 200 PH/s in December to more than 315 PH/s in February 2021.

We continue to expect to generate in excess of $30 million in total revenue in the fiscal year ending September 30, 2021. Our backlog as of today remains strong at approximately $7.3 million as of the date of this release, an increase of $0.8 million from December 2020. This increase is directly attributable to our newly expanded sales team. We expect our proposal closing rate to accelerate as COVID-19 vaccines begin to be made available to the public in the coming quarters. Our proposal pipeline remains strong at approximately $25.0 million as of the date of this release. We believe our increase in contracted backlog and proposal backlog demonstrates the pent-up demand for resilient, distributed energy solutions as the pandemic begins to improve.

We continue to work diligently to expand the Company’s total energy capacity and Bitcoin mining capacity. We expect to reach more than 315 PH/s within the month of February. We also expect to have the initial power capacity increase completed over the next two quarters and anticipate bringing additional mining equipment online in parallel with the available power. We believe the improvements will add an additional 800 to 880 PH/s of processing capacity over the coming quarters. We expect this to bring the total capacity under CleanSpark’s subsidiaries to between 1.0 to 1.3 EH/s by mid-summer. Given the current difficulty rates, this is expected to result in the production of 6-9 Bitcoins per day. At the current price of Bitcoin ($47,000) this would result in $115 to $150 million per year in Bitcoin mining revenue. As stated, our goal is to mine Bitcoins at the lowest rates nationwide and we expect to achieve greater than 80% gross profit margin on our Bitcoin mining activities.

We are also expanding our residential initiatives, including the launch of a new offering which we look forward to discussing in greater detail next week.

Our focus continues to be on increasing our sales in each of our segments, enhancing the features and functionality of our software products as well as our aggressive pursuit of additional accretive acquisitions.

We remain deeply grateful for the continued support of all stakeholders of CleanSpark, most importantly, the shareholders who have entrusted the Company with their investment dollars. On behalf of our entire organization, we provide this update and outlook with extreme optimism for the future.

With Warmest Regards,

Zachary Bradford, CleanSpark’s President and Chief Executive Officer and

Matthew Schultz, CleanSpark’s Executive Chairman.

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Parties interested in learning more about CleanSpark products and services are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at www.cleanspark.com.

Investors are encouraged to contact the Company at ir@cleanspark.com, or visiting the Company’s website at https://ir.cleanspark.com/

About CleanSpark:

CleanSpark, Inc., a Nevada corporation, is in the business of providing advanced software and controls technology solutions to solve modern energy challenges. We have a suite of software solutions that provide end-to-end microgrid energy modeling, energy market communications, and energy management solutions. Our offerings consist of intelligent energy monitoring and controls, intelligent microgrid design software, middleware communications protocols for the energy industry, energy system engineering, and software consulting services.

Through its wholly owned subsidiary ATL Data Centers LLC, CleanSpark owns and operates a data center that provides customers with traditional on-site and cloud-based data center services. The Company also owns and operates a fleet of Bitcoin miners producing over 200 PH/s in mining capacity. Capacity is expected to increase to over 315 PH/s in mining capacity in early 2021. CleanSpark plans to apply its energy technologies to these divisions with a goal of mining bitcoins at the lowest energy prices in the United States. For more information, visit https://ATL-DATA.com

Non-GAAP Financial Measures

Management believes that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the company. The company defines adjusted EBITDA as income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, impairment of long-lived assets, financing costs, stock-based compensation expense, unrealized gains and losses on securities, non-cash amortization of right of use assets, other non-cash expenses, and expenses related to discontinued operations.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, CLSK management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing the company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time.

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The company’s adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The company’s adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. CLSK management does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

	December 31, 2020	December 31, 2019
Net loss (US GAAP)	$(7,167,530)	$(1,916,254)
Less: Depreciation, amortization and other non-cash items:
Depreciation and amortization	1,078,429	587,490
Software amortization	39,286	39,286
Stock based compensation	4,350,643	636,269
Interest, financing charges, non-cash amortization of debt discounts	1,339	1,560,315
Unrealized gain/(loss) on equity security	73,500	(368,868)
Unrealized gain/(loss) on derivative security	1,020,494	(2,266,654)
Non-cash amortization of right of use assets	11,864	10,731
Total:	$6,575,555	$198,569

Non-GAAP Adjusted EBITDA (after elimination of stock based and other non-cash expenses)	$(591,975)	$(1,717,685)

Adjusted EPS excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. CLSK management believes that exclusion of certain selected items assists in providing a more complete understanding of the company’s underlying results and trends and allows for comparability with its peer company index and industry. CLSK management uses this measure along with the corresponding GAAP financial measures to manage its business and to evaluate the company’s performance compared to prior periods and the marketplace. The company defines Non-GAAP (loss) income attributable to common stockholders as (loss) or income before amortization, stock-based compensation, expenses related to discontinued operations, impairment of long-lived assets and non-cash financing, unrealized gains and losses on securities, non-cash amortization of right of use assets and non-cash interest expense. Adjusted EPS expresses adjusted (loss) income on a per share basis using weighted average diluted shares outstanding.

Adjusted EPS is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The company expects to continue to incur expenses similar to the adjusted income from continuing operations and adjusted EPS financial adjustments described above, and investors should not infer from the company’s presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

The following table sets-forth non-GAAP net loss attributable to common stockholders and basic and diluted earnings per share:

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	December 31, 2020	December 31, 2019
Net loss (US GAAP)	$(7,167,530)	$(1,916,254)
Less: Depreciation, amortization and other non-cash items:
Depreciation and amortization	1,078,429	587,490
Software amortization	39,286	39,286
Stock based compensation	4,350,643	636,269
Non-cash interest, financing charges, non-cash amortization of debt discounts	1,339	1,512,174
Unrealized gain/(loss) on equity security	73,500	(368,868)
Unrealized gain/(loss) on derivative security	1,020,494	(2,266,654)
Non-cash amortization of right of use assets	11,864	10,731
Total:	$6,575,555	$150,428

Non-GAAP Adjusted Loss	$(591,975)	$(1,765,826)

Weighted average common shares outstanding - basic and diluted	22,146,992	4,781,075
Loss per common share - basic and diluted	$(0.03)	$(0.37)

Forward-Looking Statements:

CleanSpark cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on CleanSpark's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the fitness of the product for a particular application or market, the expectations of future revenue growth may not be realized, timing of orders and deliveries, the successful and continued integration of acquired businesses, ongoing demand for its software products and related services, the price volatility of Bitcoin, the impact of global pandemics (including COVID-19) on the demand for its products and services; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact - Investor Relations:

CleanSpark Inc.

Investor Relations

(801)-244-4405

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